Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos 333-253988, 333-263084 and 333-275849 on Form S-8 of our report dated September 27, 2022 relating to the financial statements of Ferguson plc, appearing in the Annual Report on Form 10-K of Ferguson plc for the year ended July 31, 2023.

/s/ Deloitte LLP

London, United Kingdom

August 1, 2024